EXHIBIT 23.2
CONSENT OF LANE GORMAN TRUBITT, L.L.P.

CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTANTING FIRM

We consent to the use in this Registration Statement of Zion Oil & Gas, Inc. of our report dated April 15, 2005, appearing in the Prospectus, which is a part of such registration statement, and to the reference to our Firm under the captions "Change in Accountants" and "Experts" in such Prospectus.

/s/ Lane Gorman Trubitt, L.L.P.
Lane Gorman Trubitt, L.L.P.
Certified Public Accountants

Dallas, Texas
January 16, 2006